SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            -----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): September 2, 1999


                               THE BOEING COMPANY
             (Exact name of registrant as specified in its charter)




          Delaware                   1-442                  91-0425694
(State or other jurisdiction      (Commission            (I.R.S. Employer
      of incorporation            File Number)        Identification Number)
      or organization)


             7755 East Marginal Way South, Seattle, Washington 98108
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (206) 655-2121





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Item 5.       Other Events

On September 2, 1999, The Boeing Company (the "Company") reported that it will take a special third quarter charge to earnings of $225 million pretax associated with inventory on the F-15 program. This is in addition to a $45 million charge taken earlier this year for F-15 inventories.

The Company had procured long-lead items in anticipation of orders this year for as many as 24 F-15s for international customers. Based on current market analysis, recent international customer decisions, and actions pending in Congress, the Company now believes that there is a limited near-term market for this aircraft. The special charge to earnings referenced above reflects this change in the market.

If the revised expected market for the F-15 program does not result in firm orders, the Company will incur some additional charges associated with F-15 program inventory.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE BOEING COMPANY



                                       By:      /s/ James C. Johnson
                                           -----------------------------------
                                                    James C. Johnson
                                           Vice President, Corporate Secretary
                                              and Assistant General Counsel

Date:  September 2, 1999